UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2017

Houlihan Lokey, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37537	95-2770395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 788-5200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2017, the board of directors of Houlihan Lokey, Inc. (the “Company”) approved an amendment (the “Amendment”) to the the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the “Plan”) reducing the number of shares of Company common stock available for issuance under the Plan by approximately 12.2 million shares. Under the Amendment, the aggregate number of shares of common stock that are available for issuance under awards granted pursuant to the Plan is equal to the sum of (i) 8,000,000 and (ii) any shares of our Class B common stock that are subject to awards under our Amended and Restated 2006 Incentive Compensation Plan that terminate, expire or lapse for any reason after October 19, 2017.

The number of shares available for issuance will be increased annually beginning on April 1, 2018 and ending on April 1, 2025, by an amount equal to the lowest of:

•	6,540,659 shares of our Class A common stock and Class B common stock;

•	six percent of the shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding fiscal year; and

•	such smaller number of shares as determined by the Board.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment to Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amendment to Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

By:	/s/ Christopher M. Crain
Name:	Christopher M. Crain
Title:	General Counsel and Secretary

Date: October 20, 2017